UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2019

SPX FLOW, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-37393 (Commission File Number)	47-3110748 (IRS Employer Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FLOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement
On June 27, 2019 (the “Effective Date”), SPX FLOW, Inc. (the “Company” and, together with certain of its subsidiaries, “we” or “us”) amended and restated its senior credit facilities (originally established on September 1, 2015 and amended on July 11, 2016 and December 16, 2016) with a syndicate of lenders, which provides for committed senior secured financing in an aggregate amount of $750 million, consisting of the following:

•	a term loan facility in an aggregate principal amount of $100 million, with a final maturity of June 27, 2022;

•	a domestic revolving credit facility, available for loans and letters of credit, in an aggregate principal amount up to $200 million, with a final maturity of June 27, 2024;

•
a global revolving credit facility, available for loans in Euros, Sterling, and other currencies, in an aggregate principal amount up to the equivalent of $300 million, with a final maturity of June 27, 2024; and

•
a bilateral foreign credit instrument facility, available for performance letters of credit and guarantees in Euros, Sterling, and other currencies, in an aggregate principal amount up to the equivalent of $150 million, with a final maturity of June 27, 2024.

We also may seek additional commitments, without consent from the existing lenders, to add an incremental term loan facility and/or increase the commitments in respect of the domestic revolving credit facility, the global revolving credit facility, and/or the bilateral foreign credit instrument facility by an aggregate principal amount not to exceed (x) the greater of (i) $275 million and (ii) an amount equal to 100% of consolidated adjusted EBITDA for the four fiscal quarters ended most recently before such date plus (y) an unlimited amount so long as, immediately after giving effect thereto, our Consolidated Senior Secured Leverage Ratio (as defined in the amended and restated credit agreement generally as the ratio of consolidated total debt (excluding the face amount of undrawn letters of credit, bank undertakings, or analogous instruments and net of cash and cash equivalents) at the date of determination secured by liens to consolidated adjusted EBITDA for the four fiscal quarters ended most recently before such date) does not exceed 2.75:1.00 plus (z) an amount equal to all voluntary prepayments of the term loan facility and voluntary prepayments accompanied by permanent commitment reductions of the domestic revolving credit facility, the global revolving credit facility, and the bilateral foreign credit instrument facility.
The Company is the borrower under all of the senior credit facilities, and the Company may designate certain of its foreign subsidiaries to be co-borrowers under the global revolving credit facility and the bilateral foreign credit instrument facility.
All borrowings and other extensions of credit under our senior credit facilities are subject to the satisfaction of customary conditions, including absence of defaults and accuracy in material respects of representations and warranties.
The letters of credit under the domestic revolving credit facility are stand-by letters of credit requested by the Company on behalf of itself or any of its subsidiaries or certain joint ventures. The bilateral foreign credit instrument facility is used to issue foreign credit instruments, including bank undertakings to support our foreign operations.

The interest rates applicable to loans under our senior credit facilities are, at our option, equal to either (x) an alternate base rate (the highest of (a) the federal funds effective rate plus 0.5%, (b) the “prime rate” of Bank of America, N.A., and (c) the one-month LIBOR rate plus 1.0%) or (y) a reserve-adjusted LIBOR rate for dollars (“Eurodollar”) plus, in each case, an applicable margin percentage, which varies based on our Consolidated Leverage Ratio (as defined in the amended and restated credit agreement generally as the ratio of consolidated total debt (excluding the face amount of undrawn letters of credit, bank undertakings or analogous instruments and net of cash and cash equivalents) at the date of determination to consolidated adjusted EBITDA for the four fiscal quarters ended most recently before such date). We may elect interest periods of one, two, three, or six months (and, if consented to by all relevant lenders, twelve months or less) for Eurodollar rate borrowings. The per annum fees charged and the interest rate margins applicable to Eurodollar rate and alternate base rate loans are as follows:

Consolidated Leverage Ratio	Domestic Revolving Commitment Fee	Global Revolving Commitment Fee	Financial Letter of Credit Fee	FCI Commitment Fee	FCI Fee and Non-Financial Letter of Credit Fee	Eurodollar Rate Loans	ABR Loans
Greater than or equal to 3.50 to 1.0	0.300%	0.300%	2.000%	0.300%	1.200%	2.000%	1.000%
Less than 3.50 to 1.0 but greater than or equal to 2.50 to 1.0	0.275%	0.275%	1.750%	0.275%	1.050%	1.750%	0.750%
Less than 2.50 to 1.0 but greater than or equal to 1.50 to 1.0	0.250%	0.250%	1.500%	0.250%	0.900%	1.500%	0.500%
Less than 1.50 to 1.0	0.225%	0.225%	1.250%	0.225%	0.750%	1.250%	0.250%
The fees for bilateral foreign credit commitments are as specified above for foreign credit instrument commitments unless otherwise agreed with the bilateral foreign issuing lender. We also pay fronting fees on the outstanding amounts of letters of credit at the rate of 0.125% per annum.
Our senior credit facilities require mandatory prepayments in amounts equal to the net proceeds from the sale or other disposition of, including from any casualty to, or governmental taking of, property in excess of specified values (other than in the ordinary course of business and subject to other exceptions) by the Company or its subsidiaries. Mandatory prepayments will be applied to repay, first, amounts outstanding under any term loans and, then, amounts (or cash collateralize letters of credit) outstanding under the global revolving credit facility and the domestic revolving credit facility (without reducing the commitments thereunder). No prepayment is required generally to the extent the net proceeds are reinvested (or committed to be reinvested) in permitted acquisitions, permitted investments or assets to be used in our business within 360 days (and if committed to be reinvested, actually reinvested within 180 days after the end of such 360-day period) of the receipt of such proceeds.
We may voluntarily prepay loans under our senior credit facilities, in whole or in part, without premium or penalty. Any voluntary prepayment of loans will be subject to reimbursement of the lenders’ breakage costs in the case of a prepayment of Eurodollar rate borrowings other than on the last day of the relevant interest period.
Indebtedness under our senior credit facilities is guaranteed by:

•	each existing and subsequently acquired or organized domestic material subsidiary of the Company (with certain exceptions); and

•	solely with respect to the obligations of our foreign borrower subsidiaries under the global revolving credit facility and the bilateral foreign credit instrument facility, the Company.
Indebtedness under our senior credit facilities is secured by (i) a first priority pledge and security interest in 100% of the capital stock of our domestic subsidiaries (with certain exceptions) held by the Company or its domestic subsidiary guarantors and 65% of the capital stock of our material first-tier foreign subsidiaries (with certain exceptions) and (ii) first priority security interests, mortgages, and other liens on substantially all of the assets of the Company and its domestic subsidiary guarantors. If the Company’s corporate credit rating is “Baa3” or better by Moody’s or “BBB-” or better by S&P and no defaults exist or would result therefrom, then all collateral security will be released and the indebtedness under our senior credit facilities will be unsecured.

Our senior credit facilities require that the Company maintains:

•
a Consolidated Interest Coverage Ratio (as defined in the amended and restated credit agreement generally as the ratio of consolidated adjusted EBITDA for the four fiscal quarters ended on such date to consolidated cash interest expense for such period) as of the last day of any fiscal quarter of at least 3.00 to 1.00; and

•	a Consolidated Leverage Ratio as of the last day of any fiscal quarter of not more than 4.00 to 1.00.
Our senior credit facilities also contain covenants that, among other things, restrict our ability to incur additional indebtedness, grant liens, make investments, loans, guarantees, or advances, make restricted junior payments, including dividends, redemptions of capital stock, and voluntary prepayments or repurchase of certain other indebtedness, engage in mergers, acquisitions or sales of assets, or engage in certain transactions with affiliates, and otherwise restrict certain corporate activities. Our senior credit facilities contain customary representations, warranties, affirmative covenants and events of default.
We are permitted under our senior credit facilities to repurchase our capital stock and pay cash dividends in an unlimited amount if our Consolidated Leverage Ratio is (after giving pro forma effect to such payments) less than 2.50 to 1.00. If our Consolidated Leverage Ratio is (after giving pro forma effect to such payments) greater than or equal to 2.50 to 1.00, the aggregate amount of such repurchases and dividend declarations cannot exceed (A) $100 million in any fiscal year plus (B) an additional amount for all such repurchases and dividend declarations made after the Effective Date equal to the sum of (i) $300 million plus (ii) a positive amount equal to 50% of cumulative Consolidated Net Income (as defined in the amended and restated credit agreement generally as consolidated net income subject to certain adjustments solely for the purposes of determining this basket) during the period from the Effective Date to the end of the most recent fiscal quarter preceding the date of such repurchase or dividend declaration for which financial statements have been (or were required to be) delivered (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit) plus (iii) certain other amounts.
The proceeds of the initial borrowing will be used in part to refinance indebtedness outstanding under the Credit Agreement, dated as of September 1, 2015, among the Company, the foreign subsidiary borrowers party thereto, and the agents and lenders party thereto.
The foregoing summary of our senior credit facilities does not purport to be complete and is qualified in its entirety by reference to the terms of the amended and restated credit agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information disclosed above under Item 1.01 is incorporated herein by reference.
Item 9.01.                                        Financial Statements and Exhibits.

Exhibit
Number	Description

10.1
Amended and Restated Credit Agreement, dated as of June 27, 2019, among SPX FLOW, Inc., the foreign subsidiary borrowers from time to time party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and the other agents and lenders from time to time party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, INC.

Date: July 1, 2019	By:	/s/ Peter J. Ryan
Peter J. Ryan
Vice President, Secretary, and General Counsel